UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2007

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 11, 2007, Planar Systems, Inc. (the “Company”) and Bank of America, N.A. (the “Bank”) entered into a Waiver and Fourth Amendment to Credit Agreement (the “Fourth Amendment”). The Fourth Amendment amends the Credit Agreement between the Company and the Bank dated as of December 16, 2003, as amended on December 21, 2004, October 21, 2005 and May 23, 2007. The Fourth Amendment reduces the amount of the Bank’s overall commitment from $37.5 million to $32.5 million, with further reductions of $2.5 million at quarterly intervals on April 1, 2008, July 1, 2008, and October 1, 2008. The Fourth Amendment also: deletes the previously existing minimum EBITDA covenant; changes the definition of and resets the fixed charge coverage ratio; deletes certain provisions relating to permitted indebtedness, permitted dispositions and permitted restricted payments; imposes additional limitations on capital expenditures by the Company; and makes certain other changes. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

On December 11, 2007, the Company’s Board of Directors approved amendments to Article VI of the Company’s Second Restated Bylaws to permit the issuance of the Company’s stock in uncertificated form in accordance with NASDAQ Marketplace Rule 4350(1), which requires that securities listed on the NASDAQ Stock Market be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 on or after January 1, 2008. The foregoing description of the amendment to the Bylaws is qualified in its entirety by the actual terms of the Fourth Amendment to Second Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

3.1	Fourth Amendment to Second Restated Bylaws of Planar Systems, Inc.

10.1	Waiver and Fourth Amendment to Credit Agreement by and between Planar Systems, Inc. and Bank of America, N.A., dated December 10, 2007 and effective December 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 14, 2007.

PLANAR SYSTEMS, INC. (Registrant)

By	\s\ Stephen M. Going
Stephen M. Going, Vice President, General Counsel and Secretary